Exhibit 1.01

Sangoma Technologies Corporation

Conflict Minerals Report

For the Calendar Year Ended December 31, 2022

This conflict minerals report (this “Conflict Minerals Report”) for Sangoma Technologies Corporation (collectively, the “Company”, “we”, “our” or “us”) is being filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Form SD for the reporting period from January 1, 2022 to December 31, 2022. The Rule was adopted by the SEC to implement reporting and disclosure requirements related to Conflict Minerals (as defined below) as directed by Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives (collectively, “Conflict Minerals”), which are limited to tin, tantalum, tungsten, and gold (“3TG”) for purposes of this Conflict Minerals Report. For products which contain Conflict Minerals, registrants must conduct in good faith a reasonable country of origin inquiry (an “RCOI”) designed to determine whether any of the Conflict Minerals originated in the Democratic Republic of the Congo or an adjoining country (which encompasses Angola, Burundi, The Central African Republic, The Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia) (collectively, the “Covered Countries”). Numerous terms in this Conflict Minerals Report are defined in the Rule and SEC Release No. 34-67716 issued by the SEC on August 22, 2012, and the reader of this Conflict Minerals Report is referred to these materials for such definitions. This Conflict Minerals Report is not audited as provided by the April 2014 public statement made by the SEC’s Division of Corporation Finance.

Conflict Minerals Disclosure

1. Company Overview

The Company is a trusted leader in delivering value-based Communications as a Service (CaaS) solutions for businesses of all sizes. The Company simplifies communications by providing businesses with the industry’s most comprehensive suite of cloud-native communications solutions, which work together seamlessly to streamline business processes. The Company provides businesses with a complete solution, including cloud software, endpoints, and connectivity – all delivered and supported by the Company’s expert team.

2. Overview of Products

In addition to the CaaS solutions, the Company also offers network interconnection products, such a session border controllers (SBCs), gateways and PSTN interface and media processing boards. The Company contracts to manufacture certain of its network interconnection products that contain Conflict Minerals that are necessary to the functionality or production of such products (together, the “Covered Products”). For a further discussion of the Company’s products, including the Covered Products, please refer to the Annual Information Form of the Company for the year ended June 30, 2022 (filed as Exhibit 99.1 to the Company's Annual Report on Form 40-F for the year ended December 31, 2022, which was filed with the SEC on September 27, 2022 (the “Annual Report”)).

3. Supply Chain Overview and Due Diligence

The Company does not engage in the actual mining of Conflict Minerals nor does it make purchases of raw ore or unrefined Conflict Minerals, and makes no purchases in the Covered Countries. Rather, the Company’s manufacturing process is significantly removed from the mining, smelting or refining of 3TG minerals, and there are numerous third parties in the supply chain between the original sources of 3TG minerals and the ultimate manufacture of our products. Therefore, tracing these minerals to their sources is a challenge that requires the Company to rely on its direct and indirect suppliers in its efforts to achieve supply chain transparency, including obtaining information regarding the origin of the 3TG minerals. More specifically, the Company continues to rely upon its direct and indirect suppliers to provide information on the origin of Conflict Minerals contained in the Covered Products, including the sources of Conflict Minerals that are supplied to those manufacturers.

The Company has taken certain measures to identify the source of Conflict Minerals used in its products, including:

•	Assessing whether the Conflict Minerals were necessary to the functionality or production of the products;

•	Conducting an RCOI by requiring our direct and indirect suppliers to complete the Responsible Minerals Initiative’s Conflict Minerals Reporting Template (the “CMRT”), which is regarded as the most common reporting tool for Conflict Minerals content and sourcing information worldwide;

•	Including Conflict Minerals-related requirements in our purchasing documents to direct suppliers;

•	Reviewing responses received from suppliers and following up on incomplete responses;

•	Sending reminders to suppliers who did not respond to the Company’s requests; and

•	Filing an annual report with the SEC on Form SD that includes a conflict minerals report.

4. Reasonable Country of Origin Inquiry Results and Conclusion

As required by the Rule, the Company undertook an analysis and determined that the Covered Products contain one or more Conflict Minerals, which are necessary to the Covered Products’ functionality or production. Accordingly, as required by the Rule, the Company conducted in good faith an RCOI regarding those Conflict Minerals, which was designed to determine whether any of those Conflict Minerals originated a Covered Country or are from recycled or scrap sources, as each defined in the Rule. To this end, the Company sent communications to each third-party manufacturer of the Covered Products explaining the requirements of the Rule and its applicability to the Company and seeking the certification from each third-party manufacturer that the Conflict Minerals in the applicable Covered Product did not originate in a Covered Country and/or to provide answers to the CMRT reflecting the Company’s position on the supply chain.

The Company received back a majority of responses to its requests for information from these third-party suppliers. A list of smelters and refiners that sourced 3TG for our products contracted to be manufactured during the reporting period covered by this Conflict Minerals Report is attached hereto as Exhibit A. Each CMRT received from third-party suppliers identified lists of smelters or refiners, and their countries of origin, which may supply Conflict Minerals utilized in the Covered Products. The Company exercised due diligence to determine the source and chain of custody of the 3TG necessary to the functionality or production of the Covered Products as required by the Rule. Certain responses to the Company’s RCOI regarding the origin or source of the 3TG contained in the components sold to the Company by its third-party suppliers did not provide the Company with sufficient information to conclusively determine whether the 3TG originated from a Covered Country, or whether such 3TG came from recycled or scrap sources. However, based on the information that has been obtained from the Company’s third-party suppliers as of the date hereof, the Company has reason to believe that a portion of the Conflict Minerals used in the Covered Products may have originated in the Covered Countries set forth on Exhibit B and may not be exclusively from scrap or recycled sources. Furthermore, the necessary 3TG in our products which may have originated from outside the Covered Countries came from one or more of the countries listed in the attached Exhibit C.

We believe our RCOI process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information. Because of the relatively small amount of the Company’s components that contain Conflict Minerals and the fact that the Company’s third-party suppliers are several steps removed from the applicable smelters and refiners, the Company has assessed, and will continue to assess, if any additional actions can or should be implemented that would improve the information gathered from its due diligence to ensure compliance with its reporting requirements under the Rule.

5. Continued Steps to Mitigate Risk

We intend to continue improving our RCOI process and to further mitigate risk that any Conflict Minerals in our products could benefit armed groups in a Covered Country contributing to human rights violations through the following measures:

•	Continuing to conduct and report annually on supply chain RCOI for the applicable Conflict Minerals;

•	Examining the possibility of including Conflict Mineral-related clauses in new or renewed supplier agreements such as requiring representations of compliance; and

•	Engaging with suppliers and using commercially reasonable efforts to direct them, where appropriate, to training resources to attempt to improve the content of the supplier survey results.

Moreover, we continually look to improve on our due diligence processes. As the SEC and Organization for Economic Co-operation and Development provide more guidance on this process, we will implement necessary measures to report on our Conflict Minerals status. We will work with our direct suppliers to get more relevant and complete data on the source and chain of custody of the Conflict Minerals used in our products and will continue to refine the list of relevant suppliers.

6. Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Conflict Minerals Report constitute forward-looking statements within the meaning of Canadian securities legislation, Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended. Please see “Forward Looking Information” in the Annual Information Form of the Company for the year ended June 30, 2022 filed as Exhibit 99.1 to the Annual Report for a discussion of the risks, uncertainties, assumptions and other factors that could cause the actual results and performance of the Company to vary and deviate from those forward-looking statements. Readers are cautioned that such risks, uncertainties and assumptions are not exhaustive, and the Company does not undertake any obligation to update, modify or revise any forward-looking statements, whether as a result of future events, newly obtained information or otherwise, except as may be required by applicable laws. Moreover, given that forward-looking statements involve significant and inherent risks, uncertainties and assumptions, readers of this Conflict Minerals Report are strongly advised not to place any undue reliance on any such information.

Exhibit A

Smelters and Refiners Reported in the Company’s Supply Chain as of May 16, 2023

Metal	Name of Smelter or Refiner	Smelter or Refiner Location
Gold	Bauer Walser AG	GERMANY
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	Super Dragon Technology Co., Ltd.	TAIWAN
Gold	TSK Pretech	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Agosi AG	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA

Metal	Name of Smelter or Refiner	Smelter or Refiner Location
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA

Metal	Name of Smelter or Refiner	Smelter or Refiner Location
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Yamakin Co., Ltd.	JAPAN

Metal	Name of Smelter or Refiner	Smelter or Refiner Location
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	SAFINA A.S.	CZECHIA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	SUDAN
Gold	T.C.A S.p.A	ITALY
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Industrial Refining Company	BELGIUM
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	SAAMP	FRANCE
Gold	L'Orfebre S.A.	ANDORRA
Gold	8853 S.p.A.	ITALY
Gold	Italpreziosi	ITALY
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY

Metal	Name of Smelter or Refiner	Smelter or Refiner Location
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Sai Refinery	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Bangalore Refinery	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	JALAN & Company	INDIA
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Safimet S.p.A	ITALY
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	African Gold Refinery	UGANDA
Gold	Gold Coast Refinery	GHANA
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Sovereign Metals	INDIA
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Kundan Care Products Ltd.	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	K.A. Rasmussen	NORWAY
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	MD Overseas	INDIA

Metal	Name of Smelter or Refiner	Smelter or Refiner Location
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	WEEEREFINING	FRANCE
Gold	Value Trading	BELGIUM
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Dongwu Gold Group	CHINA
Tantalum	AMG (Advanced Metallurgical Group)	BRAZIL
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	AMG Brasil	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CHINA

Metal	Name of Smelter or Refiner	Smelter or Refiner Location
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	5D Production OU	ESTONIA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	IMPAG AG	SWITZERLAND
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Metal	Name of Smelter or Refiner	Smelter or Refiner Location
Tin	Alpha	UNITED STATES OF AMERICA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA

Metal	Name of Smelter or Refiner	Smelter or Refiner Location
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	PT Bangka Serumpun	INDONESIA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	PT Masbro Alam Stania	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA

Metal	Name of Smelter or Refiner	Smelter or Refiner Location
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	DS Myanmar	MYANMAR
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Metal	Name of Smelter or Refiner	Smelter or Refiner Location
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Masan High-Tech Materials	VIETNAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CHINA
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Fujian Xinlu Tungsten	CHINA
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	LLC Vostok	RUSSIAN FEDERATION
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF

EXHIBIT B

Covered Countries from Which the Company’s Necessary 3TG May Have Originated as of May 16, 2023

1.	Rwanda

2.	Uganda

EXHIBIT C

Countries, Outside of the Covered Countries, from Which the Company’s Necessary 3TG May Have Originated as of May 16, 2023

Andorra

Australia

Austria

Belgium

Bolivia

Brazil

Canada

Chile

China

Colombia

Czechia

Estonia

France

Germany

Ghana

India

Indonesia

Italy

Japan

Kazakhstan

Republic of Korea

Kyrgystan

Lithuania

Macedonia

Malaysia

Mauritania

Mexico

Myanmar

Netherlands

New Zealand

Norway

Peru

Philippines

Poland

Portugal

Russia

Saudi Arabia

Singapore

South Africa

Spain

Sudan

Sweden

Switzerland

Taiwan

Thailand

Turkey

United Arab Emirates

United States of America

Uzbekistan

Vietnam

Zimbabwe